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                                                                  EXHIBIT 10.33

                                 IMPERIAL BANK
                        695 Town Center Drive, Suite 100
                       Costa Mesa, California 92626-1924
                                 (714) 641-2200



April 16, 1996


Mr. Patrick M. Donovan
Vice President Finance
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626


Dear Patrick:

Imperial Bank ("Bank") is pleased to offer the following credit facility (the "Facility") to ARV Assisted Living, Inc. ("Borrower") subject to your acceptance of the following terms and conditions:

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BORROWER:                    ARV ASSISTED LIVING, INC.

PURPOSE:                     A revolving line of credit under which Bank may make advances to Borrower from time to time up to and including the maturity date as referenced below, the proceeds of which shall be used for general operating needs, the acquisition of health care properties, and/or issuing standby letters of credit as security in support of health care properties leasing transactions.

AMOUNT:                      $10,000,000

MATURITY:                    June 30, 1998 (To coincide with receipt of Borrower's fiscal year end financial statements).  The line of credit will be reviewed annually and may be extended for an additional year subject to Bank's satisfactory credit analysis and formal credit approval.

LOAN FEES:                   A one-half percent (0.50%) per annum loan fee is payable at acceptance and a one-half percent (0.50%) per annum non-utilization fee will be charged quarterly in arrears on the unused portion of the Facility.

LETTER OF CREDIT FEES:       The Bank will charge a commission, set at the LIBOR Rate Applicable Margin, upon issuance and quarterly in advance on a 360 day basis for all letters of credit issued in pursuant to the Facility.
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ARV Assisted Living, Inc.
April 16, 1996
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INTEREST:                       All amounts owing under the Facility will bear interest, as elected by the Borrower, at either(A) Imperial Bank's Prime Rate as it may vary from time to time plus the Prime
                                Rate Applicable Margin (as defined below) or (B) the fully reserve adjusted LIBOR Rate for any interest period of 1, 2, or 3 months plus the LIBOR Rate Applicable Margin (as defined below) for amounts of at least $1,000,000 and in $500,000 increments.  All such interest will be calculated on the basis of a 360 day year.  Interest on the Prime Rate loans will be payable monthly in arrears.  Interest on the LIBOR Rate loans shall be payable at the end of the applicable interest period, but no less frequently than quarterly, in arrears.

                                With respect to each revolving credit loan and each fiscal quarter of the Borrower, the
                                Prime Rate Applicable Margin (as set forth below) and the LIBOR Rate Applicable Margin
                                (as set forth below) will be determined by the Bank after review of the Maximum Total
                                Net Debt (defined as Total Debt less unrestricted cash in excess of $3,000,000) to
                                EBITDA Ratio of the Borrower for each of the preceding three consecutive fiscal quarters  immediately preceding such fiscal quarter, all as follows:

                                ---------------------------------------------------------------------------------
                                  Total Net Debt                     Prime Rate                    LIBOR Rate
                                 to EBITDA Ratio                 Applicable Margin             Applicable Margin
                                ---------------------------------------------------------------------------------
                                Over 3.0 times                          0.50                          2.50
                                ---------------------------------------------------------------------------------
                                2.5 - 3.0 times                         0.25                          2.25
                                ---------------------------------------------------------------------------------
                                less than 2.5 times                     0.00                          2.00
                                ---------------------------------------------------------------------------------

                                The Bank will determine the Base Rate Applicable Margin and the LIBOR Rate Applicable
                                Margin for each fiscal quarter on the forty-fifth (45th) day following the last day of each quarter of the immediately preceding fiscal quarter by reference to the financial statements delivered to Bank by the Borrower with respect to the three (3) immediately preceding fiscal quarters.  The Total Net Debt to EBITDA Ratio for each of the three
                                (3) immediately preceding quarters must meet the above referenced thresholds in order to qualify for any decrease in the LIBOR Rate Applicable Margin and the Prime Rate
                                Applicable Margin .

COLLATERAL:                     Borrower shall execute a security agreement and UCC-1 Financing Statement providing
                                Bank with a first priority security interest in all corporate assets including, but not limited to, accounts receivable, notes from affiliates, inventory, equipment and general intangibles with the exception of existing permitted liens and encumbrances.

                                Borrower shall execute Leasehold Deeds of Trust, which shall be a first lien on the
                                Borrower's and its subsidiaries' leasehold estates for apartment, assisted living and transitional real properties.  Leases shall provide for or be modified such that the lessors are required to notify Bank as to any default with a further provision allowing
                                Bank to cure said default(s).  All lease landlords to provide estoppel certificates in form and substance acceptable to Bank.
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ARV Assisted Living, Inc.
April 16, 1996
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                                Borrower shall pledge the stock of all subsidiaries and general partnership interests now owned or hereafter acquired.  The Bank understands that the Borrower intends to form a new holding company, and, when that occurs, the Borrower and the Bank will redocument the facility to reflect the holding company as the new Borrower, secured by the stock of the present Borrower.

FINANCIAL REPORTING:            o  Monthly financial statements certified by the Borrower's chief financial officer within thirty (30) days of the end of each month.  At the end of each fiscal quarter, the Borrower shall also submit form 10-Q and covenant compliance calculations as required by the loan agreement.

                                o  Annual independent financial statement and form 10-K within ninety (90) days of fiscal year end, audited by an independent certified public accounting firm satisfactory to Imperial Bank.

                                o  All other information that Imperial Bank may reasonably request.

CREDIT TERMS AND CONDITIONS:    All extensions of credit proposed by the Bank to Borrower, as set forth herein will be subject to and governed by a "Credit Terms and Conditions" agreement acceptable to
                                Bank.  Said Credit Terms and Conditions will include, but not be limited to, the following financial covenants:

                                o  Minimum Net Worth of $36,500,000 as of 12/31/95, increased by a.) 70% of net income,
                                   b.) 100% of increase in Net Worth from sale, conversion to, or issuance of stock, plus c.) 100% of any gain from the sale or disposition of assets occurring thereafter.

                                o  Minimum Current Ratio of 2.00 to 1.0.

                                o  Maximum Senior Net Debt (net of unrestricted cash less $3 million) to EBITDA Ratio of 2.5 to 1.0.

                                o  Maximum Total Net Debt (net of unrestricted cash less $3 million) to EBITDA Ratio of
                                   4.0 to 1.0.

                                o  Limitations on liens, indebtedness, dividends, sale of assets, capital expenditures, sale/leaseback transactions, loans to third parties, and investments.

                                o  Maintain a minimum Coverage Ratio of 1.25 to 1, wherein the numerator, EBITDAR
                                   (Earnings before Interest Expense, Lease Expense, Taxes, Depreciation and
                                   Amortization Expense), divided by the denominator of Interest Expense, Lease Expense and Current Portion of Long Term Debt shall be 1.25 or greater.


DEPOSITORY RELATIONSHIP         All primary depository accounts are to be maintained at Imperial Bank's Orange County
                                Regional Office.

CONDITIONS PRECEDENT TO         o   No material adverse change in Borrower's financial condition prior to funding.

LENDING:                        o   Evidence satisfactory to Bank of the perfection of all security interests granted to
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ARV Assisted Living, Inc.
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                                    the Bank and that there are no prior security interests except those permitted.

                                o   Completion of documentation and final terms of the proposed financing satisfactory to Bank.

DOCUMENTATION:                  The Bank shall utilize outside counsel to prepare the loan documents.  The documentation shall be prepared in a manner that will allow the Bank to agent the credit facility subject to the availability of acceptable participants.  Borrower to pay all legal and administrative expenses.
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Please indicate your acceptance and agreement to the foregoing by executing the enclosed copy of this letter and return it to us along with the loan fee as specified above prior to April 30, 1996, at which time this commitment will expire unless accepted or extended by Imperial Bank in writing.


Sincerely,



/s/ ARNOLD ONAGA                                      /s/ CAROLINE HARKINS
- --------------------                                  ------------------------
Arnold Onaga                                          Caroline Harkins
Vice President                                        Regional Vice President


ACCEPTED AND AGREED:

ARV ASSISTED LIVING, INC.


By: /s/ PATRICK M. DONOVAN
    ----------------------------
    Patrick M. Donovan,
    Vice President Finance


DATE: April 24, 1996

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